UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 6, 2013

Compressco Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-35195	94-3450907
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

101 Park Avenue, Suite 1200
Oklahoma City, Oklahoma 73102
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (405) 677-0221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 6, 2013, Compressco Partners, L.P. (the “Partnership”) issued a press release announcing its financial results for the quarter ended June 30, 2013. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 2.02 and in Exhibit 99.1 to this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Use of Non-GAAP Financial Information

The Partnership provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles, or “GAAP.” To help understand the Partnership's past financial performance and future results, the Partnership has supplemented the financial results that it provides in accordance with GAAP included in the press release with disclosures concerning EBITDA, distributable cash flow and distribution coverage ratio, which are non-GAAP financial measures. The methods the Partnership uses to produce these non-GAAP financial measures may differ from the methods used by other companies. EBITDA, distributable cash flow and distribution coverage ratio are not measures of financial performance under GAAP and the Partnership's reference to these non-GAAP financial measures should be considered in addition to results that are prepared under GAAP and should not be considered substitutes for financial results that are presented as consistent with GAAP. The Partnership's management uses supplemental non-GAAP financial information internally to understand, manage and evaluate the Partnership's business, to make operating decisions and for planning and forecasting purposes. Reconciliation to the nearest GAAP financial measure of the non-GAAP financial measures is included in the press release attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated August 6, 2013, issued by Compressco Partners, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compressco Partners, L.P.
By:	Compressco Partners GP Inc., its general partner
By:	/s/Ronald J. Foster
Ronald J. Foster
President
Date: August 6, 2013

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated August 6, 2013, issued by Compressco Partners, L.P.

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